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                                                                EXHIBIT 99

AT THE COMPANY:
Roy Youst
Director Corporate Communications
(614) 864-6400


FOR IMMEDIATE RELEASE
Friday, August 1, 2003


              R.G. BARRY CORPORATION BUSINESS PLAN ACCEPTED BY NYSE


PICKERINGTON, OHIO - AUGUST 1, 2003 - R.G. BARRY CORPORATION (NYSE:RGB) said today that the New York Stock Exchange (NYSE) has accepted the Company's business plan for continued listing on the NYSE.

As a result, R.G. Barry Corporation will continue to be listed on the NYSE under the trading symbol RGB. The NYSE will monitor the Company's quarterly performance relative to the goals set forth in the business plan for returning the Company to compliance with NYSE continuing listing requirements.

The Company said that it plans to continue fully cooperating with NYSE officials, and that it believes it can achieve compliance with continuing listing standards by the October 2004 deadline established under the NYSE guidelines. If the Company fails to meet its goals, it will be subject to NYSE trading suspension and delisting. Should delisting occur, the Company believes an alternate trading venue will be available.

To learn more about R.G. Barry Corporation and its at- and around-the-home comfort footwear products, visit the Company Website at www.rgbarry.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this news release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Litigation Reform Act of 1995. These forward-looking statements are based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business. In addition, there are factors that could cause results to differ materially from those anticipated by some of the statements made. These factors include product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; economic, regulatory and cultural difficulties or delays in our business development outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the availability and costs of financing; capacity, efficiency and supply constraints; weather; the effects of terrorist acts; acts of war; and other risks detailed in our press releases, shareholder communications and Securities and Exchange Commission filings.


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